UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2025, Virpax Pharmaceuticals, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Spartan Capital Securities, LLC (the “Placement Agent”), and a securities purchase agreement (the “Purchase Agreement”) with investors pursuant to which the Company agreed to issue and sell, in a “reasonable best efforts” public offering (the “Offering”) (i) 3,450,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase up to 26,550,000 shares of Common Stock (the “Pre-Funded Warrants”) at an offering price of $0.20 per Share, less $0.00001 per Pre-Funded Warrant, for aggregate gross proceeds of $6,000,000, assuming the full exercise of the Pre-Funded Warrants, and before deducting placement agent fees and other offering expenses. As part of its compensation for acting as Placement Agent for the Offering, the Company paid the Placement Agent a cash fee of 2.5% of the aggregate gross proceeds, in addition to 1.0% of the gross proceeds for non-accountable expenses, and reimbursed the Placement Agent for other expenses incurred by the Placement Agent, including legal fees. The Company intends to use the net proceeds of the Offering to fund development activities for commencing a clinical trial for Probudur, the Company’s formulation injected at a wound site to provide pain relief, $2,000,000 for marketing and advertising services, as well as other general corporate purposes.

On January 29, 2025, the Company entered into an investor relations agreement (the “IR Agreement”) with IR Agency LLC (the “Consultant”). Under the IR Agreement, the Consultant will provide marketing and advertising services to promote the Company to the financial community. In consideration for these services, the Company will pay the Consultant a fee, for an initial term of one month, after which it may be extended by mutual agreement, of one million seven hundred thousand U.S. Dollars ($1,700,000), payable in cash. Either party may terminate the IR Agreement at any time by providing written notice. A copy of the IR Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

On January 30, 2025, the Company entered into an investor relations agreement (the “Marketing Agreement”) with Sideways Frequency LLC (“Sideways”). Under the Marketing Agreement, Sideways will provide marketing and advertising services to promote the Company to the financial community. In consideration for these services, the Company will pay Sideways a fee, for an initial term of one month, after which it may be extended by mutual agreement, of three hundred thousand U.S. Dollars ($300,000), payable in cash. Either party may terminate the Marketing Agreement at any time by providing written notice. A copy of the Marketing Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Offering closed on January 29, 2025. The securities sold in the Offering were offered and sold pursuant to a registration statement on Form S-1 (File No. 333-284089), which was initially filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2024, and amended on January 15, 2025 and January 17, 2025, and declared effective by the Commission on January 27, 2025.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreement, the Pre-Funded Warrant, the IR Agreement and the IR Agreement II is not complete and is qualified in its entirety by reference to the full text of the form of Placement Agency Agreement, Purchase Agreement, Pre-Funded Warrant, the IR Agreement and the Marketing Agreement, filed as Exhibits 10.1, 10.2, 4.1, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 28, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. On January 30, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Form of Placement Agency Agreement
10.2	Form of Securities Purchase Agreement
10.3	Form of Investor Relations Agreement, by and between the Company and IR Agency LLC
10.4	Form of Marketing Agreement, by and between the Company and Sideways Frequency LLC
99.1	Press Release dated January 28, 2025, announcing the pricing of the Offering
99.2	Press Release dated January 30, 2025, announcing the closing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: January 30, 2025	By:	/s/ Jatinder Dhaliwal
Jatinder Dhaliwal
Chief Executive Officer